THIS UNDERLEASE is made the .......day ............................ Two Thousand

BETWEEN:-

(1) JUNE ADRIENNE SCHNEIDER BULL of Flat 1, 6 Te??gnmouth Road London NW2 4HN ("the Lessor")

(2)      ONLINE MARKETING LTD of 3 Jacob Street London SE1        ("the Lessee")

WITNESSETH as follows:-

I. INTERPRETATION

         In this Underlease the following words and expressions shall have the following meanings:-

         "the Lessor" and "the Lessee" :shall include those deriving title under them respectively  and  (in  the case of
                                        the Lessor) the  person  or  company for
                                        the time being entitled to the reversion
                                        immediately       expectant   upon   the
                                        determination of the term hereby granted

         "the Premises"                 :all  those  third  floor  offices at 23
                                        Jacob    Street   London   SE1  as  more
                                        particularlydescribed in    the Superior
                                        Lease

         "the Superior Lease"           :means  a  Lease dated 25 April 1990 and
                                        made   between  (1)  Christopher  Adrian
                                        Craft and (2)the Lessor (formerly known as June Adrienne Schneider) under which the Lessor holds the Premises

         "the Superior Lessor"          : shall include all persons for the time
                                        being  having at interest immediately or
                                        immediately    expectant   upon      the
                                        determination of the term granted by the Superior Lease

         "interest"                     : interest  at  the  rate  of  5%  above
                                        National   Westminster   Bank  Plc  base
                                        lending rate for the time being  payable
                                        from the date of demand by the Lessor(or
                                        if later the date at  which monies shall
                                        have become due or at   which the Lessor
                                        shall have expended monies in respect of
                                        which interest is required under    this
                                        Underlease) until the date of payment to


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                                        the Lessor

         "the Term"                     :   the  term granted by this Underlease
                                        and any continuation or extension of it whether by agreement operation of law or otherwise

2.       In this Underlease:

2.1 Words importing the singular number shall include the plural number and vice versa and words importing any particular gender shall include masculine and feminine and neuter genders.

2.2 Where the Lessor or the Lessee for the time being is two or more persons covenants given by the Lessor of the Lessee shall be deemed to be entered into by such persons jointly and severally.

2.3 Where under the terms of this Underlease the consent of the Lessor is required for any act or matter the consent of the Superior Lessor under the terms of the Superior Lease shall also BE REQUIRED WHEREVER REQUISITE PROVIDED THAT nothing in this underlease shall be construed as imposing on the Superior Lessor any obligation (or indicating that such an obligation is imposed on the Superior Lessor by virtue of the terms of the Superior Lease) not unreasonably to refuse any such consent.

2.4 Reference to any right exercisable by the Lessor or any right exercisable by the Lessee in common with the Lessor shall be construed as including (where appropriate) the exercise of such right:

         2.4.1 by the Superior Lessor and all persons authorised by the Superior Lease where the Superior Lease grants of reserves such right to the Superior Lessor, and

         2.4.2    in common with all other persons having a like right.

3.       THE DEMISE

         In consideration of the rents and covenants on the part of the Lessee hereinafter reserved and CONTAINED THE LESSOR HEREBY DEMISES TO THE LESSEE THE PREMISES RESERVING to the Lessor the Superior Lessor and all others similarly entitled the rights reservations and exceptions contained IN OR REFERRED TO IN THE SUPERIOR LEASE TO HOLD UNTO THE LESSEE FOR A TERM COMMENCING ON THE 1ST January 1999 and expiring on 31 December 2004 (subject as hereinafter mentioned) paying for the first year of the term the yearly rent of (pound)14,666 and thereafter the yearly rent of (pound)20,000 payable by equal quarterly payments in advance on the usual quarter days the first such payment to be made on the
signing  hereof  and be in  respect  of   the  period  from  and  including  the
 ..........  day  of  ...................  2000..  to  the  day  of  2000  and as
additional rent payable within 14 days of demand such sum or sums as the Lessor shall be called upon to pay to the Superior Lessor pursuant to paragraph 25 of the FOURTH SCHEDULE TO THE SUPERIOR LEASE PROVIDED THAT in relation to such sum or sums the

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Lessee shall pay to the Lessor the lesser of the actual  amount of the sums paid pursuant to paragraph 25 of the Fourth Schedule as aforesaid or an amount calculated at the rate of (pound)2,600 per annum and apportioned on a daily basis for the period of the Underlease

4. LESSEE'S COVENANTS

         THE LESSEE COVENANTS with the Lessor as follows:-

4.1      RENT

         To pay the rent and additional rent as reserved herein in the manner and at the times in which the same are hereby made payable (but without any deductions save as authorised or required by statute) (whether formally remanded or not) plus Value Added Tax thereon (if applicable) and where applicable the Lessor will supply to the Lessee a valid Value Added Tax invoice addressed to the Lessee and in the event that any rent shall be unpaid for more than seven days after the date upon which it is due to pay interest thereon.

4.2      ASSIGNMENT

4.2.1 Not to assign underlet mortgage charge part with or share possession of the Premises save as permitted by this sub-clause 4.2.

4.2.2 The Lessee may assign the whole of the Premises (only) subject to the provisions of the Schedule hereto being fully complied with.

4.2.3 Within 28 days after every assignment of or relating to the Premises to give notice of the same with full particulars thereof to the lessor's solicitors and to pay a fee for registering the same in the sum of (pound)30 plus VAT.

4.3      TO COMPLY WITH SUPERIOR LEASE

         Save as otherwise herein provided to observe and perform the covenants and conditions on the part of the Lessee contained in the Superior Lease and as varied by this Underlease and where appropriate to reimburse the Lessor in respect of any payment made by the Lessor under the terms of the Superior Lease so far as they relate to the Premises and except in so far as the Lessor expressly covenants in this Underlease to observe and perform the same so that the said covenants and conditions shall be construed as if the same had been made with and in favour of the Lessor and to indemnify the Lessor from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions

5. SUBJECT AS in this Underlease provided not to do omit suffer or permit in relation to the Premises any act or thing which would or might cause the Lessor to be in breach of the Superior Lease or if done omitted or suffered or permitted by the Lessor would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Superior Lease

6. LESSOR'S COVENANTS

         THE LESSOR COVENANTS with the Lessee as follows:-

6.1      FOR QUIET ENJOYMENT

         The Lessee paying the rents and performing the Lessee's covenants shall peaceably enjoy the Premises for the Term

6.2      TO OBSERVE AND PERFORM CERTAIN COVENANTS IN THE SUPERIOR LEASE

         Subject to the Lessee paying the rents and performing the Lessees covenants to pay to the Superior Lessor the rents reserved by and the other monies specified in the Superior Lease.

6.3 To observe and perform the covenants and conditions on the part of the Lessee contained in the Superior Lease so far as the Tenant is not liable for such performance under the terms of this Lease and insofar as that is the case to indemnify the Lessee and keep it indemnified against all actions proceedings claims damages costs expenses or losses arising from any such breach non-observance or non-performance of such covenants and conditions

6.4      TO ENFORCE COVENANTS IN THE SUPERIOR LEASE

         To enforce the covenants of the Superior Lessor if so required by the Lessee and in so far as the Lessee is not itself enabled so to do by the provisions of this Underlease the Lessor shall enforce the covenants on the part of the Superior Lessor contained in the Superior Lease and in particular whenever the Lessee makes application for any consent required under this Lease where the consent of the Superior Lessor is needed by virtue of this Lease and the Superior Lease upon the Lessee indemnifying the Lessor against all reasonable and proper costs and expenses properly incurred in respect of such enforcement and providing such security in respect of costs and expenses as the Lessor may reasonably require

7. PROVISOS

         IT IS HEREBY AGREED as follows:-

7.1      SUPERIOR LEASE

         Save as they are expressly altered or varied herein the provisions contained in the Superior Lease shall be incorporated as if the same were set forth herein at length with such modifications as are necessary to make the same applicable mutatis mutandis to the present demise

7.2      PROVISO FOR FORFEITURE


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         That if the rents due to the Lessor shall be unpaid for  fourteen  days
         (whether formally demanded or not) or if the Lessee shall fail to perform or observe any of the covenants or terms herein or a Bankruptcy Order or an Administration Order is made in respect of the Lessee of if a Court Order is made to wind up the Lessee or if a Receiver is appointed over the whole or any part of the property assets or undertaking of the Lessee then the Lessor may forfeit this Underlease but without prejudice to any remedy of the Lessor in respect of any antecedent breach of any of the covenants herein

7.3 If and whenever the Premises or the access or any essential services thereto are damaged or destroyed by one or more of the risks against which the Superior Landlord covenants to or has insured pursuant to paragraph (c) of the Fifth Schedule to the Superior Lease so that the Premises are unfit for occupation or use and save to the extent that the insurance monies are withheld by reason of some act or default of the Lessee then the rents reserved by this Underlease or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable until the Premises, the access or essential services thereto are rebuilt or reinstated so as to render the Premises fit for occupation and use

8.       OPTION TO DETERMINE

8.1 On or after 31 December 2001 if the Lessee wishes to determine the term hereby granted and gives to the Lessor notice of its wish so to do not less than six months prior to such date ("the Termination Date") and the Lessee shall up to the time of such determination pay the rents reserved by this Lease and provided that there are no subsisting substantial breaches of the covenants and conditions on the part of the Lessee contained in this Lease then upon expiry of such notice this Lease shall cease and determine and the Lessor will forthwith upon the Termination Date repay to the Lessee any sum or sums paid by way of advance payment of rent or any other sums in respect of periods falling after the Termination date but such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

8.2 If the Lessor wishes to determine the term hereby granted at any time it may do so by giving to the Lessee not less than twelve months notice of such determination

9. By authority of an Order of the Birmingham County Court dated and Matter No the Landlord & Tenant Act 1954 Sections 24-28 do not apply to this Lease

10. We certify that there is no agreement for Lease to which this lease gives effect

IN WITNESS whereof the parties have caused these presents to be duly executed and a Deed the day and year first before written

                                  THE SCHEDULE

               CONDITIONS TO BE FULFILLED FOR THE GRANTING OF THE
                        LANDLORD'S LICENCE FOR ASSIGNMENT

1. The Lessee shall not assign the whole of the Premises without the prior written consent of the Lessor such consent not to be unreasonably refused subject to the provisions contained in the next succeeding paragraphs.

2. The refusal of such consent will be reasonable if on the ground (whether or not with other grounds) that any one or more of the following circumstances exist.

2.1 That in the reasonable opinion of the Lessor the use to which the proposed assignee intends to put the Premises and/or trading profile of the proposed assignee is unsuitable for the Premises or the building of which the Premises form a part.

2.2 That in the reasonable opinion of the Lessor the proposed Assignee (taken together with any additional security offered or required) is not a person who is likely to be able to comply with the covenants on the part of the Lessee contained in this Underlease and to continue to be able to comply with them following the Assignment,

3. Clause 2 of this Schedule shall operate without prejudice to the right of the Lessor to refuse such consent on any other proper ground or grounds where such refusal would be reasonable given all the circumstances.

4. It will be reasonable for any one or more of the following conditions to be attached to any consent:-

4.1 A requirement that the assigning lessee execute as a Deed and deliver to the Lessor prior to the assignment in question an authorised guarantee agreement (as defined in and for the purposes of Section 16 of the Landlord & Tenant (Covenants) Act 1995) in such form as the Lessor shall reasonably require.

4.2 If the Lessor reasonably so requires on an assignment to a limited company a requirement that not more than two Directors of the Company or some other guarantor or guarantors reasonably acceptable to the Lessor are provided to execute in favour of the Lessor and deliver to the Lessor prior to the assignment in question a Deed of Covenant in respect of the obligations on the part of the proposed assignee to pay the rent and other sums reserved by this Underlease and to observe and perform the covenants on the part of the Lessee herein contained in a form reasonably acceptable to the Lessor.

4.3 If the Lessor reasonably so requires given all the circumstances a requirement that the proposed assignee enters prior to the assignment into such reasonable rent deposit arrangements and/or provides such additional security for performance by the proposed assignee of its obligations under this lease as the Lessor may reasonably and properly require.

5. Clause 4 of this Schedule shall operate without prejudice to the right of the Lessor to impose further conditions upon a grant of consent where such in position would be reasonable in all the circumstances.

SIGNED AS A DEED                    )
by the Lessor in the                )
presence of                         )








THE COMMON SEAL                     )
of the Lessee was hereunto          )
affixed in the presence of          )